Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of this 23rd day of February, 2017, by and among Quintiles IMS Holdings, Inc., a Delaware corporation (the “Purchaser”), and the selling shareholders set forth on Schedule I hereto (each, a “Seller” and, together, the “Sellers”).

RECITALS

WHEREAS, each Seller currently holds and desires to sell that number of shares of common stock of the Purchaser (the “Common Stock”) set forth opposite such Seller’s name on Schedule I hereto (together, the “Shares”) to the Purchaser on the terms and conditions set forth in this Agreement.

WHEREAS, the Purchaser desires to purchase from the Sellers the Shares on the terms and conditions set forth in this Agreement (the “Repurchase Transaction”).

WHEREAS, the Board of Directors of the Purchaser has delegated authority to consider and approve the Repurchase Transaction to the Audit Committee consisting solely of directors who are disinterested from the Repurchase Transaction and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and after due consideration, all of the members of the Audit Committee have approved the Repurchase Transaction.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMMON SHARES

Section 1.1 Purchase. Subject to the terms and conditions of this Agreement, immediately following the satisfaction of the condition precedent set forth in Section 1.3 hereof or such other date as the parties agree (such date, the “Closing Date”), each of the Sellers, severally but not jointly, shall sell, assign, transfer, convey and deliver to the Purchaser the number of Shares set forth opposite its name on Schedule I hereto, and the Purchaser shall purchase, acquire and accept such number of Shares from each of the Sellers. The purchase price for each Share shall be $77.50 (the “Purchase Price”).

Section 1.2 Closing. On the Closing Date, (a) each Seller shall deliver or cause to be delivered to the Purchaser all of such Seller’s right, title and interest in and to the Shares to be sold by such Seller by an appropriate method reasonably agreed to by the Purchaser and the Sellers, together, in each case, with all documentation reasonably necessary to transfer to Purchaser all of such Seller’s right, title and interest in and to such Shares and (b) the Purchaser shall pay to each Seller the Purchase Price for the Shares sold by such Seller in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by such Seller to the Purchaser.

Section 1.3 Condition Precedent. The obligation of each party to effect the Repurchase Transaction is subject to the completion by the Purchaser, on or prior to the Closing Date, of a debt financing in an amount equal to or greater than the aggregate Purchase Price for the Shares, on or prior to March 3, 2017.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers, severally and not jointly, hereby makes the following representations and warranties to the Purchaser, each of which is as of the date of this Agreement, and will be as of the Closing Date, true and correct.

Section 2.1 Existence and Power.

(a) The Seller has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 or Regulation 13D under the Exchange Act) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Seller; and (ii) except as would not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement, do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Seller is a party or with the Seller’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Seller or cause the acceleration or termination of any obligation or right of the Seller or any other party thereto.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly authorized by the Seller, has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

Section 2.3 Title to Shares. The Seller has good and valid title to the Shares to be sold by such Seller free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, and has not, in whole or in part, (a) assigned, transferred, hypothecated, pledged or otherwise disposed of such Shares or its ownership rights in such Shares other than, in connection with the Repurchase Transaction, to the Purchaser, or (b) given any person or entity other than, in connection with the Repurchase Transaction, the Purchaser any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Shares.

Section 2.4 Sophistication of Seller. The Seller acknowledges and agrees that, except as set forth in this Agreement, the Purchaser is not making any express or implied warranties in connection with the Repurchase Transaction. The Seller has such knowledge and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of making its investment decision regarding the Repurchase Transaction and of making an informed investment decision. The Seller has received all information it considers necessary or appropriate for deciding whether to dispose of the Shares to be sold by such Seller. The Seller has independently investigated and evaluated the value of the Shares and the financial condition and affairs of the Purchaser and, based upon its independent analysis, the Seller has reached its own business decision to effect the sale of Shares to be sold by such Seller contemplated hereby. The Seller is not relying on the Purchaser with respect to the tax and other economic considerations of the Repurchase Transaction, and the Seller has relied on the advice of, or has consulted with, the Seller’s own advisors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Sellers, each of which is as of the date of this Agreement, and will be as of the Closing Date, true and correct.

Section 3.1 Existence and Power.

(a) The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 13 under the Exchange Act) filing with, any governmental authority or court, or body or arbitrator having jurisdiction over the Purchaser; and (ii) except as would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, does not and will not constitute or result in a breach, violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, to which the Purchaser is a party, with the Purchaser’s articles of incorporation or bylaws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Purchaser or cause the acceleration or termination of any obligation or right of the Purchaser or any other party thereto.

Section 3.2 Valid and Enforceable Agreement; Authorization.

This Agreement has been duly authorized by the Purchaser, has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Notice. All notices, requests, certificates and other communications to any party hereunder shall be in writing and shall be deemed given or made: (a) as of the date delivered, if personally delivered; (b) on the date the delivering party receives confirmation, if delivered by facsimile or electronic mail; (c) three business days after being mailed by registered or certified mail (postage prepaid with return receipt requested); or (d) one business day after being sent by overnight courier service (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.1).

If delivered to the Purchaser, to:

Quintiles IMS Holdings, Inc.

4820 Emperor Blvd.

Durham, NC 27703

Attention: James H. Erlinger III

Facsimile No.: (919) 998-1361

E-mail: james.erlinger@quintiles.com

If delivered to the Sellers, to the address of each Seller set forth on Schedule I hereto.

Section 4.2 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 4.3 shall be null and void.

Section 4.4 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5 Governing Law; Waiver of Jury Trial. This Agreement and all matters arising out of or relating to this Agreement (whether in contract, tort or otherwise) shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without giving effect to principles of conflicts of laws. The respective agreements, representations, warranties and other statements of the Sellers and the Purchaser, as set forth in this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Sellers or the Purchaser or any of their respective officers, directors or affiliates and regardless of whether the Sellers or the Purchaser knew or should have known that any such representation or warranty is, was or might be inaccurate, and shall survive the Closing Date. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement or any transaction contemplated hereby.

Section 4.6 No Third Party Beneficiaries or Other Rights. This agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

Section 4.7 Waiver; Consent. This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.8 No Broker. Except as previously disclosed in writing to each other party, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

Section 4.9 Further Assurances. Each party hereto hereby agrees to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions consistent with the terms of this Agreement, as may be reasonably necessary in order to accomplish the transactions contemplated by this Agreement.

Section 4.11 Costs and Expenses. Each party hereto shall each pay its own respective costs and expenses, including, without limitation, any commission or finder’s fee to any broker or finder, incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

Section 4.12 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(Signatures appear on the next page.)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

PURCHASER:

QUINTILES IMS HOLDINGS, INC.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to Share Repurchase Agreement]

SELLERS:

TPG Sellers:
TPG PARTNERS V, L.P.
By:	TPG GenPar V, L.P.,
its general partner
By:	TPG Gen Par V Advisors, LLC,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President

TPG PARTNERS VI, L.P.

By:	TPG GenPar VI, L.P.,
its general partner
By:	TPG GenPar VI Advisors, LLC,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President

TPG FOF V-A, L.P.
By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President
TPG FOF V-B, L.P.
By:	TPG GenPar V, L.P.,
its general partner
By:	TPG GenPar V Advisors, LLC,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President

[Signature Page to Share Repurchase Agreement]

TPG BIOTECHNOLOGY PARTNERS III, L.P.
By:	TPG Biotechnology GenPar III, L.P.,
its general partner
By:	TPG Biotechnology GenPar III Advisors, LLC,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President
TPG FOF VI SPV, L.P.
By:	TPG Advisors VI, Inc.,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President
TPG ICEBERG CO-INVEST LLC
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President

TPG QUINTILES HOLDCO II, L.P.
By:	TPG Advisors V, Inc.,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President
TPG QUINTILES HOLDCO III, L.P.
By:	TPG Biotech Advisors, Inc.,
its general partner
By:	/s/ Michael LaGatta
	Name:	Michael LaGatta
	Title:	Vice President

[Signature Page to Share Repurchase Agreement]

LGP Sellers:
GREEN EQUITY INVESTORS V, L.P.
By:	GEI Capital V, LLC,
its general partner
By:	/s/ Andrew Goldberg
Name: Andrew Goldberg
Title: General Counsel
GREEN EQUITY INVESTORS SIDE V, L.P.
By:	GEI Capital V, LLC,
its general partner
By:	/s/ Andrew Goldberg
Name: Andrew Goldberg
Title: General Counsel
LGP ICEBERG COINVEST, LLC
By:	LGP Associates V LLC, its manager
By:	Peridot Coinvest Manager LLC, its manager
By:	Leonard Green & Partners, L.P., its manager
By:	LGP Management, Inc., its general partner
By:	/s/ Andrew Goldberg
Name: Andrew Goldberg
Title: General Counsel

[Signature Page to Share Repurchase Agreement]

Gillings Sellers:
/s/ Dennis B. Gillings
Dennis B. Gillings, CBE
DENNIS AND MIREILLE GILLINGS FOUNDATION
By:	/s/ Dennis B. Gillings
	Name:	Dennis B. Gillings, CBE
	Its:	President
GF INVESTMENT ASSOCIATES LP
By:	GF Association LLC
Its:	General Partner
By:	/s/ Susan Gillings Gross
	Name:	Susan Gillings Gross
	Its:	Sole Manager

[Signature Page to Share Repurchase Agreement]

Schedule I

TPG Sellers	Shares	Address
TPG Partners VI, L.P.	2,705,896	301 Commerce Street, Suite 3300 Fort Worth, Texas 76102 Attention: General Counsel Telephone: (817) 871-4000 Fax: (817) 871-4001 Email: legaldept@tpg.com
TPG FOF VI SPV, L.P.	10,696
TPG Partners V, L.P.	2,703,815
TPG FOF V-A, L.P.	7,073
TPG FOF V-B, L.P.	5,704
TPG Quintiles Holdco II, L.P.	1,031,854
TPG Biotechnology Partners III, L.P.	111,641
TPG Quintiles Holdco III, L.P.	53,994
TPG Iceberg Co-Invest LLC	930,340

LG Sellers	Shares	Address
Green Equity Investors V, L.P.	852,550	Leonard Green & Partners, L.P. 11111 Santa Monica Blvd, Suite 2000 Los Angeles, CA 90025 Attn: Michael Solomon and Andrew Goldberg E-mail: solomon@leonardgreen.com and agoldberg@leonardgreen.com
Green Equity Investors Side V, L.P.	255,745
LGP Iceberg Coinvest, LLC	8,112

Gillings Sellers	Shares	Address
Dennis B. Gillings	680,000

2877 Paradise Road, Unit 3801

Las Vegas, NV 89109

Attention: Dennis Gillings

Telephone: (919) 941-5272

Fax: (919) 474-3082

Email: dennis.gillings@gfmgt.com

    cc: carl.hellman@gfmgt.com

with a copy of all notices to:

Davis & Gilbert LLP

1740 Broadway

New York, NY 10019

Attention: Curt Myers, Esq.

Telephone (212) 468-4987

Fax: (212) 468-4888

Email: cmyers@dglaw.com

Dennis and Mireille Gillings Foundation	20,000

4821 Emperor Blvd, Suite 300

Durham, NC 27703

Attention: Dennis Gillings

Telephone: (919) 941-5272

Fax: (919) 474-3082

Email: dennis.gillings@gfmgt.com

cc: carl.hellman@gfmgt.com

with a copy of all notices to:

Davis & Gilbert LLP

1740 Broadway

New York, NY 10019

Attention: Curt Myers, Esq.

Telephone (212) 468-4987

Fax: (212) 468-4888

Email: cmyers@dglaw.com

Gillings Sellers	Shares	Address
GF Investment Associates LP	300,000

Chapel Hill, NC 27517

Attention: Susan Gross

Telephone:

Email: susan.g.gross@gmail.com

with a copy of all notices to:

Davis & Gilbert LLP

1740 Broadway

New York, NY 10019

Attention: Curt Myers, Esq.

Telephone (212) 468-4987

Fax: (212) 468-4888

Email: cmyers@dglaw.com